UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2005

Presidion Corporation

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-3149	65-0832987
(Commission file number)	(IRS Employer Identification No.)

755 W. Big Beaver, Suite 1700
Troy, Michigan 48084
(Address of principal executive offices, including zip code)

(248) 269-9600
(Registrant’s telephone number, including area code)

Item 2.01. Disposition of Assets.
SIGNATURES

Item 2.01. Disposition of Assets.

(a)	January 6, 2005

(b)	Presidion Solutions, Inc., a wholly owned subsidiary of registrant, sold all of the issued and outstanding capital stock of five of its subsidiaries, Sunshine Staff Leasing, Inc., Sunshine Companies, Inc., Sunshine Companies, II, Inc., Sunshine Companies III, Inc., Sunshine Companies Inc., IV. (collectively the “Companies”.) Prior to the sale, the Companies assigned all of the client service agreements, accounts receivable, bank accounts and notes receivable to Paradyme, Inc., d/b/a/ Presidion Solutions VI, Inc., also a wholly owned subsidiary of Presidion Solutions, Inc.

(c)	These five Companies were sold to Wellington Capital Group, Inc., a Nevada Corporation.

(d)	Registrant received $500,000 in cash for the sale of these entities. The valuation was based upon a comparison for the sale of other licensed employee leasing companies in the state of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Presidion Corporation
(Registrant)

Date	By

January 13, 2005	/S/ Craig A. Vanderburg
Craig A. Vanderburg
(Principal Executive Officer)
President, Chief Executive Officer and Director